[LETTERHEAD]


CERTIFICATE                             CERTIFICAT
OF AMENDMENT                            DE MODIFICATION

CANADA BUSINESS                         LOI CANADIENNE SUR
CORPORATIONS ACT                        LES SOCIETES PAR ACTIONS


--------------------------------------------------------------------------------



    ZEMEX CANADA CORPORATION                 350139-6


------------------------------         ------------------------------
Name of corporation-                   Corporation number-
Denomination de la societe             Numero de la societe

I hereby certify that the articles      Je certifie que les statuts de la
of the above-named corporation were     societe susmentionnee ont ete
amended                                 modifies:

(a) under section 13 of the CANADA      a) en vertu de l'article 13 de la
BUSINESS CORPORATIONS ACT in        / / LOI CANADIENNE SUR LES SOCIETES PAR
accordance with the attached            ACTIONS, conformement a l'avis
notice;                                 ci-joint;

(b) under section 27 of the CANADA      b) en vertu de l'article 27 de la
BUSINESS CORPORATIONS ACT as set    / / LOI CANADIENNE SUR LES SOCIETES PAR
out in the attached articles of         ACTIONS, tel qu'il est indique dans
amendment designating a                 les clauses modificatrices
series of shares;                       ci-jointes designant une serie
                                        d'actions;

(c) under section 179 of the CANADA     c) en vertu de l'article 179 de la
BUSINESS CORPORATIONS ACT as set    /X/ LOI CANADIENNE SUR LES SOCIETES PAR
out in the attached articles            ACTIONS, tel qu'il est indique dans
of amendment;                           les clauses modificatrices
                                        ci-jointes;

(d) under section 191 of the CANADA     d) en vertu de l'article 191 de la
BUSINESS CORPORATIONS ACT as set    / / LOI CANADIENNE SUR LES SOCIETES PAR
out in the attached articles of         ACTIONS, tel qu'il est indique dans
reorganization.                         les clauses de reorganisation
                                        ci-jointes.




     /s/ [ILLEGIBLE]
                                        OCTOBER 5, 1998/LE 5 OCTOBRE 1998

     Director - Directeur                Date of Amendment -
                                         Date de modification


--------------------------------------------------------------------------------

                           CANADA BUSINESS CORPORATIONS ACT

                                        FORM 4
                                ARTICLES OF AMENDMENT
                                 (SECTION 27 OR 177)


1.   Name of Corporation:                    2:     Corporation No.:

     ZEMEX CANADA CORPORATION                          350139-6

3.   The articles of the above-named corporation are amended as follows:

      (a) To amend Section (8) of the Articles of Continuance by adding the following provision:

           The directors may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders; and

      (b) To amend Section (3) of the Articles of Continuance by adding the following:

           The rights, privileges, restrictions and conditions attaching to each class of shares of the Corporation are set out in Schedule "A" attached hereto.






--------------------------------------------------------------------------------
Date:                    Signature:               Title:
   OCTOBER 1/98          /s/ Patricia K. Moran           CORPORATE SECRETARY
                                                                 &
                                                         ASSISTANT TREASURER
--------------------------------------------------------------------------------
                                                  FOR DEPARTMENT USE ONLY
                                                  Filed:

                                                            OCT  5 1998

                                     SCHEDULE "A"

3.1 COMMON SHARES: The common shares shall have attached thereto the following rights, privileges, restrictions and conditions:

      (a) VOTING: Holders of common shares shall be entitled to receive notice of, and to attend, all meetings of shareholders of the Corporation, except meetings at which only holders of another specified class or series of shares are entitled to vote. Holders of common shares shall be entitled to one vote for each one common share held on all ballots taken at such meetings.

      (b) DIVIDENDS: Subject to the prior rights, privileges, restrictions and conditions attaching to the first preference shares, or any series thereof, and the shares of any other class ranking senior to the common shares, holders of common shares shall be entitled to receive dividends in such amounts and as and when declared by the directors of the Corporation.

      (c) LIQUIDATION: In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of the property and assets of the Corporation for the purpose of winding up the affairs of the Corporation, holders of common shares shall, after payment to the holders of first preference shares and shares of any other class ranking senior to the common shares of the amount payable to them, be entitled to receive the remaining property and assets of the Corporation.

      (d) LIMITATION: Subject to the provisions of the CANADA BUSINESS CORPORATIONS ACT as such statute the same may from time to time be in force or any successor statute thereto, holders of common shares shall not be entitled to vote separately on, or to dissent in respect of, any proposal to amend the articles of the Corporation to:

            (i) increase or decrease any maximum number of authorized common shares or increase any maximum number of authorized shares of a class or series having rights or privileges equal to or superior to the common shares;

            (ii) effect an exchange, reclassification or cancellation or all or part of the common shares; or

            (iii) create a new class or series of shares equal or superior to the common shares.

3.2 FIRST PREFERENCE SHARES: The first preference shares as a class shall have attached thereto the following rights, privileges, restrictions and conditions:

      (a) DIRECTORS' RIGHT TO ISSUE IN ONE OR MORE SERIES: The first preference shares may at any time and from time to time be issued in one or more series. Prior to the issue of the shares of any such series, the directors of the Corporation shall, subject to the limitations set out in the articles of the Corporation, fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of, such series including, without limitation:

            (i) the rate, amount or method of calculation of dividends and whether such dividends are subject to adjustment and whether such dividends are cumulative, partly cumulative or non-cumulative;

            (ii) the dates, manner and currency of payment of dividends and the date from which dividends accrue or become payable;

            (iii) if redeemable or purchasable (whether at the option of the Corporation or holder or otherwise), the redemption or purchase prices and the currency or currencies thereof and the terms and conditions of redemption or purchase, with or without provisions for sinking or similar funds;

            (iv)    any voting rights attached thereto;

            (v)     any conversion, exchange or reclassification rights; and

            (vi)    any other terms not inconsistent with these provisions;

            the whole subject to receipt by the Director appointed pursuant to the CANADA BUSINESS CORPORATIONS ACT as such statute may from time to time be in force or any successor statute thereto of articles of amendment designating and fixing the number of first preference shares in such series and setting forth the designation, rights, privileges, restrictions and conditions attaching thereto and the endorsement of a certificate on such articles of amendment.

      (b) RANKING OF FIRST PREFERENCE SHARES OF EACH SERIES: The first preference shares of each series shall, with respect to the payment of dividends and the distribution of property and assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the property and assets of the Corporation for the purpose of winding-up its affairs, rank:

            (i) junior to the shares of any class ranking senior to the first preference shares;

            (ii) on a parity with the first preference shares of every other series; and

            (iii) senior to and shall be entitled to preference over the common shares and the shares of any other class ranking junior to the first preference shares.

            The first preference shares of any series shall also be entitled to such other preferences, not inconsistent with these provisions, over the common shares and the shares of the any other class ranking junior to the first preference shares as may be fixed in accordance with subsection (a) of this section 3.2.

      (c)   VOTING RIGHTS:    Except as hereinafter specifically provided, as
            required by the CANADA BUSINESS CORPORATIONS ACT as such statute may from time to time be in force or any successor statute thereto or in accordance with any voting rights which may be attached to any series of first preference shares, holders of first preference shares shall not be entitled as such to receive notice of, or to attend, at any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting; provided however that holders of first preference shares shall be entitled to notice of meetings of the shareholders of the Corporation called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all of the property of the Corporation other than in the ordinary course of business of the Corporation.

      (d) AMENDMENT WITH APPROVAL OF HOLDERS OF FIRST PREFERENCE SHARES: The rights, privileges, restrictions and conditions attached to the first preference shares as a class may be added to, removed or changed only with the approval of holders of first preference shares given in accordance with the requirements of the CANADA BUSINESS CORPORATIONS ACT as such statute may from time to time be in force or any successor statute thereto and the minimum requirement provided in subsection (e) of this section 3.2.

      (e) APPROVAL OF HOLDERS OF FIRST PREFERENCE SHARES: The approval of holders of first preference shares as a class to any matter referred to in these provisions may be given as specified below:

            (i) APPROVAL AND QUORUM: Any approval required to be given by holders of first preference shares shall be deemed to have been sufficiently given if it shall have been given by a resolution signed by all of the holders of first preference shares or by a resolution passed by the affirmative vote of not less than 66 2/3% of the votes cast by holders of first preference shares thereon at a meeting of the holders of first preference shares called and held for such purpose in accordance with the by-laws of the Corporation at which the holders of not less than 20% of the then outstanding first preference shares are present in person or represented by proxy; provided that, if at any such meeting a quorum is not present within one-half hour after the time appointed for such meeting, the meeting shall be adjourned to the same day in the next week at the same time and to such place as the chairman of the meeting may determine and, subject to the provisions of the CANADA BUSINESS CORPORATIONS ACT as such statute may from time to time be in force or any successor statute thereto, it shall not be necessary to give notice of such adjourned meeting. At such adjourned meeting holders of first preference shares present in person or represented by proxy shall constitute a quorum and may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the votes cast by holders of first preference shares thereon at such meeting shall constitute the approval of holders of first preference shares.

            (ii) VOTES: On every ballot taken at any such meeting each holder of first preference shares shall be entitled to one vote in respect of the greater of (i) each $1.00 of stated capital added to the stated capital account of the Corporation for the first preference shares in respect of the issue of each such share, and (ii) each $1.00 of the liquidation preference or redemption preference (excluding any amount payable in respect of declared but unpaid dividends) attached to each such first preference (and if the liquidation preference and redemption preference are not the same at the applicable time, then the greater of the two). Subject to the foregoing, the formalities to be observed with respect to proxies, the giving or waiving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed in the CANADA BUSINESS CORPORATIONS ACT as such statute may from time to time be in force or any successor statute thereto and the by-laws of the Corporation with respect to meetings of shareholders.

      (f) SHARES ISSUED IN SERIES WITH IDENTICAL RIGHTS: Where first preference shares are issued in more than one series with identical designations, rights, privileges, restrictions and conditions attached thereto, all such series of first preference shares shall rank pari passu and participate equally and proportionately without discrimination or preference as if all such series of first preference shares had been issued simultaneously and all such series of first preference shares may be designated as one and the same series.

      (g) LIMITATION: Subject to the provisions of THE CANADA BUSINESS CORPORATIONS ACT as such statute may from time to time be in force or any successor statute thereto, holders of first preference shares or any series thereof shall not, unless the rights, privileges, restrictions and conditions attached to the first preference shares as a class or to any particular series thereof provide to the contrary, be entitled to vote separately as a class or series on, or to dissent in respect of, any proposal to amend the articles of the Corporation to:

            (i) increase or decrease any maximum number of authorized first preference shares or any series thereof, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the first preference shares or any series thereof;

            (ii) effect an exchange, reclassification or cancellation of all or part of the first preference shares or any series thereof; or

            (iii) create a new class or series equal or superior to the first preference shares or any series thereof.